Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2011

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2011

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin and Selected Income Statement Information	5
Loans, Loans Held for Sale, and Net Unfunded Commitments	6
Allowances for Credit Losses	7
Purchase Accounting Accretion and Accretable Net Interest	8
Nonperforming Assets and Troubled Debt Restructurings	9-10
Accruing Loans Past Due	11

Business Segment Results:

Descriptions	12
Income and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 19, 2011. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

PENDING ACQUISITION OF RBC BANK (USA)

On June 19, 2011, PNC entered into a definitive agreement to acquire RBC Bank (USA), the US retail banking subsidiary of Royal Bank of Canada. RBC Bank (USA) has approximately $25 billion of assets and 424 branches in North Carolina, Florida, Alabama, Georgia, Virginia, and South Carolina. The transaction is expected to add approximately $19 billion of deposits and $16 billion of loans to PNC’s Consolidated Balance Sheet and to close in March 2012, subject to customary closing conditions, including regulatory approvals.

PENDING ACQUISITION OF BRANCHES FROM FLAGSTAR BANK, FSB

On July 26, 2011, PNC signed a definitive agreement to acquire 27 branches in metropolitan Atlanta, Georgia from Flagstar Bank, FSB, a subsidiary of Flagstar Bancorp, Inc., and assume approximately $240 million of deposits. The transaction is expected to close in December 2011, subject to customary closing conditions, including regulatory approvals.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
In millions, except per share data	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Interest Income
Loans	$1,904	$1,905	$1,884	$1,962	$1,996	$5,693	$6,314
Investment securities	511	549	578	602	592	1,638	1,787
Other	115	93	121	107	113	329	378

Total interest income	2,530	2,547	2,583	2,671	2,701	7,660	8,479

Interest Expense
Deposits	167	180	182	205	233	529	758
Borrowed funds	188	217	225	265	253	630	692

Total interest expense	355	397	407	470	486	1,159	1,450

Net interest income	2,175	2,150	2,176	2,201	2,215	6,501	7,029

Noninterest Income
Asset management	287	288	263	303	249	838	751
Consumer services	330	333	311	322	328	974	939
Corporate services (a)	187	228	217	370	183	632	712
Residential mortgage	198	163	195	157	216	556	542
Service charges on deposits	140	131	123	132	164	394	573
Net gains on sales of securities	68	82	37	68	121	187	358
Net other-than-temporary impairments	(35)	(39)	(34)	(44)	(71)	(108)	(281)
Other (b)	194	266	343	394	193	803	650

Total noninterest income	1,369	1,452	1,455	1,702	1,383	4,276	4,244

Total revenue	3,544	3,602	3,631	3,903	3,598	10,777	11,273
Provision For Credit Losses	261	280	421	442	486	962	2,060
Noninterest Expense
Personnel	949	976	989	1,032	959	2,914	2,874
Occupancy	171	176	193	194	177	540	536
Equipment	159	158	167	176	152	484	492
Marketing	72	63	40	70	81	175	196
Other	789	803	681	868	789	2,273	2,175

Total noninterest expense	2,140	2,176	2,070	2,340	2,158	6,386	6,273

Income from continuing operations before income taxes and noncontrolling interests	1,143	1,146	1,140	1,121	954	3,429	2,940
Income taxes	309	234	308	301	179	851	736

Income from continuing operations before noncontrolling interests	834	912	832	820	775	2,578	2,204
Income from discontinued operations (net of income taxes of zero, zero, zero, zero, $311, zero, and $338) (c)					328		373

Net income	834	912	832	820	1,103	2,578	2,577

Less: Net income (loss) attributable to noncontrolling interests	4	(1)	(5)	(3)	2	(2)	(12)
Preferred stock dividends	4	24	4	24	4	32	122
Preferred stock discount accretion and redemptions		1		1	3	1	254

Net income attributable to common shareholders	$826	$888	$833	$798	$1,094	$2,547	$2,213

Basic Earnings Per Common Share
Continuing operations	$1.57	$1.69	$1.59	$1.52	$1.45	$4.84	$3.56
Discontinued operations					.63		.72

Net income	$1.57	$1.69	$1.59	$1.52	$2.08	$4.84	$4.28
Diluted Earnings Per Common Share
Continuing operations	$1.55	$1.67	$1.57	$1.50	$1.45	$4.79	$3.52
Discontinued operations					.62		.72

Net income	$1.55	$1.67	$1.57	$1.50	$2.07	$4.79	$4.24
Average Common Shares Outstanding
Basic	524	524	524	524	523	524	515
Diluted	526	527	526	526	526	526	518

Efficiency	60%	60%	57%	60%	60%	59%	56%

Noninterest income to total revenue	39%	40%	40%	44%	38%	40%	38%

Effective tax rate (d)	27.0%	20.4%	27.0%	26.9%	18.8%	24.8%	25.0%

(a)	Includes impairment charges/recoveries related to commercial mortgage servicing rights. Refer to the business segment results for Corporate & Institutional Banking on page 16 for additional information.
(b)	The fourth quarter of 2010 amount includes the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering. Our 2010 Annual Report on Form 10-K (2010 Form 10-K) includes additional information regarding this transaction.
(c)	Includes results of operations for PNC Global Investment Servicing Inc. (GIS) through June 30, 2010 and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010. The earnings per diluted share impact of the gain on sale was $.62 for the third quarter of 2010. Our 2010 Form 10-K includes additional information regarding our sale of GIS.
(d)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the second quarter of 2011 was primarily attributable to a $54 million benefit related to the reversal of deferred tax liabilities. The lower effective tax rate for the third quarter of 2010 was primarily the result of receiving a favorable IRS letter ruling in July 2010 that resolved a prior tax position and resulted in a tax benefit of $89 million.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Assets
Cash and due from banks (a)	$3,982	$3,865	$3,389	$3,297	$3,724
Federal funds sold and resale agreements (b)	1,806	2,357	2,240	3,704	2,094
Trading securities	2,960	2,075	2,254	1,826	955
Interest-earning deposits with banks (a)	2,773	4,508	1,359	1,610	415
Loans held for sale (b)	2,491	2,679	2,980	3,492	3,275
Investment securities (a)	62,105	59,414	60,992	64,262	63,461
Loans (a) (b)	154,543	150,319	149,387	150,595	150,127
Allowance for loan and lease losses (a)	(4,507)	(4,627)	(4,759)	(4,887)	(5,231)

Net loans	150,036	145,692	144,628	145,708	144,896
Goodwill	8,207	8,182	8,146	8,149	8,166
Other intangible assets	1,949	2,412	2,618	2,604	2,352
Equity investments (a) (c)	9,915	9,776	9,595	9,220	10,137
Other (a) (b)	23,246	22,157	21,177	20,412	20,658

Total assets	$269,470	$263,117	$259,378	$264,284	$260,133

Liabilities
Deposits
Noninterest-bearing	$55,180	$52,683	$48,707	$50,019	$46,065
Interest-bearing	132,552	129,208	133,283	133,371	133,118

Total deposits	187,732	181,891	181,990	183,390	179,183
Borrowed funds
Federal funds purchased and repurchase agreements	3,105	3,812	4,079	4,144	4,661
Federal Home Loan Bank borrowings	5,015	5,022	5,020	6,043	7,106
Bank notes and senior debt	11,990	10,526	11,324	12,904	13,508
Subordinated debt	9,564	9,358	9,310	9,842	10,023
Other (a)	5,428	6,458	5,263	6,555	4,465

Total borrowed funds	35,102	35,176	34,996	39,488	39,763
Allowance for unfunded loan commitments and letters of credit	217	202	204	188	193
Accrued expenses (a)	3,587	3,502	3,078	3,188	3,134
Other (a)	5,590	7,473	5,393	5,192	5,194

Total liabilities	232,228	228,244	225,661	231,446	227,467

Equity
Preferred stock (d)
Common stock ($5 par value, authorized 800 shares, issued 536 shares)	2,682	2,682	2,682	2,682	2,680
Capital surplus - preferred stock	1,636	648	647	647	646
Capital surplus - common stock and other	12,054	12,025	12,056	12,057	12,008
Retained earnings	17,985	17,344	16,640	15,859	15,114
Accumulated other comprehensive income (loss)	397	69	(309)	(431)	146
Common stock held in treasury at cost: 10 shares	(535)	(533)	(584)	(572)	(552)

Total shareholders’ equity	34,219	32,235	31,132	30,242	30,042
Noncontrolling interests	3,023	2,638	2,585	2,596	2,624

Total equity	37,242	34,873	33,717	32,838	32,666

Total liabilities and equity	$269,470	$263,117	$259,378	$264,284	$260,133

Capital Ratios
Tier 1 common (e)	10.5%	10.5%	10.3%	9.8%	9.6%
Tier 1 risk-based (e)	13.1	12.8	12.6	12.1	11.9
Total risk-based (e)	16.5	16.2	16.2	15.6	15.6
Leverage (e)	11.4	11.0	10.6	10.2	9.9
Common shareholders’ equity to assets	12.1	12.0	11.8	11.2	11.3

(a)	Amounts include consolidated variable interest entities. Our first and second quarter 2011 Form 10-Qs included, and third quarter 2011 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our first and second quarter 2011 Form 10-Qs included, and third quarter 2011 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of September 30, 2011 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Nine months ended
In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$22,822	$25,993	$29,134	$28,457	$22,916	$25,960	$21,745
Non-agency	7,135	7,618	8,057	8,495	8,917	7,600	9,491
Commercial mortgage-backed	3,623	3,278	3,298	3,325	3,100	3,401	3,798
Asset-backed	3,817	3,185	2,757	2,824	2,436	3,257	2,043
US Treasury and government agencies	3,699	4,505	5,682	6,250	7,758	4,622	7,987
State and municipal	1,929	2,234	2,081	1,732	1,323	2,081	1,348
Other debt	3,113	3,578	3,994	3,618	3,092	3,558	2,502
Corporate stocks and other	449	376	443	418	472	422	458

Total securities available for sale	46,587	50,767	55,446	55,119	50,014	50,901	49,372
Securities held to maturity
Residential mortgage-backed	3,840	1,130				1,671
Commercial mortgage-backed	4,520	4,215	4,239	4,311	4,130	4,326	3,509
Asset-backed	1,863	2,276	2,463	2,849	3,435	2,198	3,598
State and municipal	389	8	8	8	8	136	8
Other	489	150	1	2	1	215	55

Total securities held to maturity	11,101	7,779	6,711	7,170	7,574	8,546	7,170

Total investment securities	57,688	58,546	62,157	62,289	57,588	59,447	56,542
Loans
Commercial	59,951	57,932	56,300	54,065	53,502	58,074	54,431
Commercial real estate	16,347	16,779	17,545	18,555	19,847	16,886	21,068
Equipment lease financing	6,150	6,189	6,307	6,375	6,514	6,215	6,243
Consumer	54,632	54,014	54,460	54,741	55,036	54,370	55,107
Residential real estate	14,717	15,001	15,518	16,145	16,766	15,075	18,237

Total loans	151,797	149,915	150,130	149,881	151,665	150,620	155,086
Loans held for sale	2,497	2,719	3,193	3,331	3,021	2,801	2,716
Federal funds sold and resale agreements	2,030	2,321	2,813	2,130	1,602	2,385	1,821
Other	10,060	7,241	5,802	6,164	9,801	7,717	8,906

Total interest-earning assets	224,072	220,742	224,095	223,795	223,677	222,970	225,071
Noninterest-earning assets:
Allowance for loan and lease losses	(4,592)	(4,728)	(4,835)	(5,039)	(5,290)	(4,717)	(5,180)
Cash and due from banks	3,544	3,433	3,393	3,516	3,436	3,457	3,587
Other	43,827	41,659	39,901	41,286	42,756	41,809	41,877

Total assets	$266,851	$261,106	$262,554	$263,558	$264,579	$263,519	$265,355

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Nine months ended
In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$59,009	$58,594	$58,556	$58,436	$58,016	$58,721	$58,206
Demand	27,654	26,912	26,313	25,388	25,078	26,965	24,903
Savings	8,305	8,222	7,656	7,221	7,092	8,063	6,932
Retail certificates of deposit	33,607	35,098	36,509	39,201	41,724	35,061	44,190
Other time	361	410	515	598	740	428	885
Time deposits in foreign offices	1,830	1,840	3,452	2,799	2,650	2,368	2,781

Total interest-bearing deposits	130,766	131,076	133,001	133,643	135,300	131,606	137,897
Borrowed funds
Federal funds purchased and repurchase agreements	3,685	4,138	6,376	4,552	4,179	4,723	4,227
Federal Home Loan Bank borrowings	5,015	5,021	5,088	6,168	7,680	5,041	8,612
Bank notes and senior debt	10,480	11,132	11,745	13,073	12,799	11,115	12,694
Subordinated debt	8,982	8,981	9,353	9,490	9,569	9,104	9,700
Other	5,736	5,713	5,847	4,947	4,886	5,765	5,604

Total borrowed funds	33,898	34,985	38,409	38,230	39,113	35,748	40,837

Total interest-bearing liabilities	164,664	166,061	171,410	171,873	174,413	167,354	178,734
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	53,300	49,720	47,755	47,998	45,306	50,279	44,092
Allowance for unfunded loan commitments and letters of credit	202	204	188	193	218	198	255
Accrued expenses and other liabilities	12,478	10,747	9,771	10,506	12,687	11,007	11,186
Equity	36,207	34,374	33,430	32,988	31,955	34,681	31,088

Total liabilities and equity	$266,851	$261,106	$262,554	$263,558	$264,579	$263,519	$265,355

(a)	Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity

Interest-bearing deposits	$130,766	$131,076	$133,001	$133,643	$135,300	$131,606	$137,897
Noninterest-bearing deposits	53,300	49,720	47,755	47,998	45,306	50,279	44,092

Total deposits	$184,066	$180,796	$180,756	$181,641	$180,606	$181,885	$181,989

Transaction deposits	$139,963	$135,226	$132,624	$131,822	$128,400	$135,965	$127,201

Common shareholders’ equity	$32,124	$31,101	$30,193	$29,729	$28,755	$31,147	$26,810

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Nine months ended
	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Average yields/rates
Yield on interest-earning assets
Loans	5.00%	5.11%	5.09%	5.21%	5.24%	5.06%	5.44%
Investment securities	3.59	3.80	3.76	3.91	4.15	3.72	4.25
Other	3.14	3.04	4.16	3.61	3.15	3.41	3.76
Total yield on interest-earning assets	4.52	4.64	4.67	4.76	4.82	4.61	5.04
Rate on interest-bearing liabilities
Deposits	.51	.55	.55	.61	.68	.54	.73
Borrowed funds	2.20	2.46	2.35	2.74	2.56	2.34	2.25
Total rate on interest-bearing liabilities	.86	.95	.95	1.08	1.10	.92	1.08

Interest rate spread	3.66	3.69	3.72	3.68	3.72	3.69	3.96
Impact of noninterest-bearing sources	.23	.24	.22	.25	.24	.23	.22

Net interest margin (b)	3.89%	3.93%	3.94%	3.93%	3.96%	3.92%	4.18%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010 were $27 million, $25 million, $24 million, $22 million, and $22 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2011 and September 30, 2010 were $76 million and $59 million, respectively.
(b)	A reconciliation of net interest margin to provision-adjusted net interest margin follows. We believe that provision-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended					Nine months ended
	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Net interest margin, as reported	3.89%	3.93%	3.94%	3.93%	3.96%	3.92%	4.18%
Less: provision adjustment	.46	.51	.76	.78	.86	.58	1.22

Provision-adjusted net interest margin	3.43%	3.42%	3.18%	3.15%	3.10%	3.34%	2.96%

The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Nine months ended
In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Noninterest Income
Gain on BlackRock transaction				$160
Income from Continuing Operations before Income Taxes
Integration costs				$78	$96		$309
Income Taxes
Benefit related to reversal of deferred tax liabilities (c)		$54				$54
Benefit related to a favorable IRS letter ruling (c)					$89		$89
Income from Discontinued Operations, Net of Income Taxes
Gain on sale of GIS					$328		$328
Net Income Attributable to Common Shareholders
TARP preferred stock accelerated discount accretion (d)							$250

(c)	Represents tax benefit recognized within income taxes on our Consolidated Income Statement.
(d)	Represents accelerated accretion of the remaining issuance discount on redemption of the TARP preferred stock in February 2010. This resulted in a $.48 reduction to diluted earnings per share for the nine months ended September 30, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Loans (Unaudited)

In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Commercial
Retail/wholesale trade	$11,287	$10,952	$10,665	$9,901	$9,752
Manufacturing	10,980	10,426	9,805	9,334	9,519
Service providers	9,326	8,984	8,690	8,866	8,747
Real estate related (a)	8,073	7,515	7,533	7,500	7,398
Financial services	5,676	5,206	5,034	4,573	3,773
Health care	4,668	4,115	3,839	3,481	3,169
Other industries	12,240	11,422	11,036	11,522	10,830

Total commercial	62,250	58,620	56,602	55,177	53,188

Commercial real estate
Real estate projects	10,936	11,086	11,581	12,211	13,021
Commercial mortgage	5,477	5,233	5,552	5,723	6,070

Total commercial real estate	16,413	16,319	17,133	17,934	19,091

Equipment lease financing	6,186	6,210	6,215	6,393	6,408

TOTAL COMMERCIAL LENDING	84,849	81,149	79,950	79,504	78,687

Consumer
Home equity
Lines of credit	22,677	22,838	23,001	23,473	23,770
Installment	10,486	10,541	10,655	10,753	10,815
Residential real estate
Residential mortgage	14,022	14,302	14,602	15,292	15,708
Residential construction	633	680	731	707	776
Credit card	3,785	3,754	3,707	3,920	3,883
Other consumer
Education	9,154	8,816	9,041	9,196	8,819
Automobile	4,447	3,705	3,156	2,983	2,863
Other	4,490	4,534	4,544	4,767	4,806

TOTAL CONSUMER LENDING	69,694	69,170	69,437	71,091	71,440

Total loans (b)	$154,543	$150,319	$149,387	$150,595	$150,127

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$6,927	$7,256	$7,522	$7,780	$8,130

Details of Loans Held for Sale (Unaudited)

In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Commercial mortgage	$1,081	$1,226	$1,047	$1,207	$1,381
Residential mortgage	1,353	1,351	1,840	1,890	1,786
Other	57	102	93	395	108

Total	$2,491	$2,679	$2,980	$3,492	$3,275

Net Unfunded Commitments (Unaudited)

In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Net unfunded commitments	$103,236	$99,791	$96,781	$95,805	$97,147

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Beginning balance	$4,627	$4,759	$4,887	$5,231	$5,336
Charge-offs:
Commercial	(193)	(185)	(179)	(331)	(310)
Commercial real estate	(92)	(124)	(158)	(181)	(102)
Equipment lease financing	(3)	(11)	(14)	(29)	(12)
Residential real estate	(20)	(43)	(58)	(124)	(47)
Home equity	(123)	(112)	(140)	(124)	(160)
Credit card	(51)	(60)	(74)	(73)	(67)
Other consumer	(42)	(49)	(51)	(62)	(58)

Total charge-offs	(524)	(584)	(674)	(924)	(756)
Recoveries:
Commercial	78	98	80	71	80
Commercial real estate	25	26	14	20	14
Equipment lease financing	13	15	9	18	13
Residential real estate	8	1	1	(1)	7
Home equity	16	11	10	9	10
Credit card	6	6	6	5	5
Other consumer	13	13	21	11	13

Total recoveries	159	170	141	133	142
Net (charge-offs) recoveries:
Commercial	(115)	(87)	(99)	(260)	(230)
Commercial real estate	(67)	(98)	(144)	(161)	(88)
Equipment lease financing	10	4	(5)	(11)	1
Residential real estate	(12)	(42)	(57)	(125)	(40)
Home equity	(107)	(101)	(130)	(115)	(150)
Credit card	(45)	(54)	(68)	(68)	(62)
Other consumer	(29)	(36)	(30)	(51)	(45)

Total net charge-offs	(365)	(414)	(533)	(791)	(614)
Provision for credit losses	261	280	421	442	486
Other	(1)				(2)
Net change in allowance for unfunded loan commitments and letters of credit	(15)	2	(16)	5	25

Ending balance	$4,507	$4,627	$4,759	$4,887	$5,231

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.95%	1.11%	1.44%	2.09%	1.61%
Allowance for loan and lease losses to total loans	2.92	3.08	3.19	3.25	3.48
Commercial lending net charge-offs	$(172)	$(181)	$(248)	$(432)	$(317)
Consumer lending net charge-offs	(193)	(233)	(285)	(359)	(297)

Total net charge-offs	$(365)	$(414)	$(533)	$(791)	$(614)

Net charge-offs to average loans
Commercial lending	.83%	.90%	1.25%	2.17%	1.57%
Consumer lending	1.10	1.35	1.65	2.01	1.64

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Beginning balance	$202	$204	$188	$193	$218
Net change in allowance for unfunded loan commitments and letters of credit	15	(2)	16	(5)	(25)

Ending balance	$217	$202	$204	$188	$193

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Purchase Accounting Accretion and Accretable Net Interest (Unaudited)

Total Purchase Accounting Accretion

	Three months ended
In millions	September 30 2011	June 30 2011	September 30 2010
Non-impaired loans	$68	$72	$70
Impaired loans
Scheduled accretion	166	186	187
Excess cash recoveries	72	40	111
Reversal of contractual interest on impaired loans	(99)	(88)	(138)

Total impaired loans	139	138	160
Securities	15	14	15
Deposits	90	91	122
Borrowings	(20)	(25)	(42)

Total	$292	$290	$325

Total Remaining Purchase Accounting Accretion

In billions	September 30 2011	June 30 2011	December 31 2010
Non-impaired loans	$1.0	$1.1	$1.2
Impaired loans	2.3	2.3	2.2

Total loans (gross)	3.3	3.4	3.4
Securities	.2	.2	.1
Deposits	.2	.3	.5
Borrowings	(1.0)	(1.0)	(1.1)

Total	$2.7	$2.9	$2.9

Accretable Net Interest - Purchased Impaired Loans

In billions		In billions
July 1, 2011	$2.3	January 1, 2011	$2.2
Accretion	(.1)	Accretion	(.5)
Excess cash recoveries	(.1)	Excess cash recoveries	(.2)
Net reclass to accretable difference and other activity	.2	Net reclass to accretable difference and other activity	.8

September 30, 2011	$2.3	September 30, 2011	$2.3

Valuation of Purchased Impaired Loans

	September 30, 2011		June 30, 2011		December 31, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1.1		$1.4		$1.8
Purchased impaired mark	(.2)		(.3)		(.4)

Recorded investment	.9		1.1		1.4
Allowance for loan losses	(.2)		(.3)		(.3)

Net investment	.7	64%	.8	57%	1.1	61%

Consumer and residential mortgage loans:
Unpaid principal balance	6.8		7.1		7.9
Purchased impaired mark	(.8)		(.9)		(1.5)

Recorded investment	6.0		6.2		6.4
Allowance for loan losses	(.8)		(.7)		(.6)

Net investment	5.2	76%	5.5	77%	5.8	73%

Total purchased impaired loans:
Unpaid principal balance	7.9		8.5		9.7
Purchased impaired mark	(1.0)		(1.2)		(1.9)

Recorded investment	6.9		7.3		7.8
Allowance for loan losses	(1.0)		(1.0)		(.9)

Net investment	$5.9	75%	$6.3	74%	$6.9	71%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Nonperforming loans, including TDRs (a)
Commercial
Retail/wholesale trade	$117	$148	$180	$197	$219
Manufacturing	149	160	213	250	266
Service providers	198	189	214	218	230
Real estate related (b)	256	261	253	233	288
Financial services	31	18	27	16	36
Health care	39	38	46	50	59
Other industries	204	233	270	289	432

Total commercial	994	1,047	1,203	1,253	1,530

Commercial real estate
Real estate projects	1,115	1,289	1,468	1,422	1,562
Commercial mortgage	310	378	416	413	427

Total commercial real estate	1,425	1,667	1,884	1,835	1,989

Equipment lease financing	30	35	41	77	104

TOTAL COMMERCIAL LENDING	2,449	2,749	3,128	3,165	3,623

Consumer (c)
Home equity	484	421	464	448	406
Residential real estate
Residential mortgage (d)	676	630	641	764	727
Residential construction	46	36	46	54	42
Credit card (e)	7	8
Other consumer	30	26	29	35	38

TOTAL CONSUMER LENDING	1,243	1,121	1,180	1,301	1,213

Total nonperforming loans (f)	3,692	3,870	4,308	4,466	4,836

OREO and foreclosed assets
Other real estate owned (OREO) (g)	553	546	569	589	573
Foreclosed and other assets	53	65	63	68	97

OREO and foreclosed assets	606	611	632	657	670

Total nonperforming assets	$4,298	$4,481	$4,940	$5,123	$5,506

Nonperforming loans to total loans	2.39%	2.57%	2.88%	2.97%	3.22%
Nonperforming assets to total loans, OREO and foreclosed assets	2.77	2.97	3.29	3.39	3.65
Nonperforming assets to total assets	1.59	1.70	1.90	1.94	2.12
Allowance for loan and lease losses to nonperforming loans (f), (h)	122	120	110	109	108

(a)	See analysis of troubled debt restructurings (TDRs) on page 10.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Effective in 2011, nonperforming residential mortgage excludes loans of $68 million accounted for under the fair value option as of September 30, 2011, and $85 million as of June 30, 2011 and March 31, 2011, respectively. Amounts for prior periods presented were not material.
(e)	Effective in the second quarter 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans placed on nonaccrual status when they become 90 days or more past due, rather than being excluded and charged off at 180 days past due.
(f)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(g)	Other real estate owned excludes $256 million, $273 million, $233 million, $178 million, and $163 million at September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, respectively, related to serviced loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	January 1, 2011- September 30, 2011	July 1, 2011- September 30, 2011	April 1, 2011- June 30, 2011	January 1, 2011- March 31, 2011
Beginning balance	$5,123	$4,481	$4,940	$5,123
New nonperforming assets	2,771	925	843	1,003
Charge-offs and valuation adjustments	(999)	(286)	(323)	(390)
Principal activity, including paydowns and payoffs	(1,454)	(471)	(603)	(380)
Asset sales and transfers to loans held for sale	(461)	(155)	(128)	(178)
Returned to performing status	(682)	(196)	(248)	(238)

Ending balance	$4,298	$4,298	$4,481	$4,940

Largest Individual Nonperforming Assets at September 30, 2011 (a)

In millions
Ranking	Outstandings	Industry
1	$30	Accommodation and Food Services
2	25	Construction
3	24	Real Estate Rental and Leasing
4	23	Real Estate Rental and Leasing
5	23	Real Estate Rental and Leasing
6	21	Real Estate Rental and Leasing
7	20	Accommodation and Food Services
8	20	Real Estate Rental and Leasing
9	17	Real Estate Rental and Leasing
10	16	Real Estate Rental and Leasing

Total	$219

As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Troubled Debt Restructurings by Type

In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Commercial	$396	$305	$260	$236	$108
Consumer	1,751	1,614	1,575	1,422	1,226

Total	$2,147	$1,919	$1,835	$1,658	$1,334

Nonperforming	1,062	845	882	784	595
Accrual (a)	780	752	639	543	424
Credit card (b)	305	322	314	331	315

Total	$2,147	$1,919	$1,835	$1,658	$1,334

Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Government insured or guaranteed, held for sale loans, purchased impaired loans and loans accounted for under the fair value option are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the modified terms and are excluded from nonperforming loans.
(b)	Credit cards and certain small business and consumer credit agreements whose terms have been modified and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount				Percent of Total Outstandings
Dollars in millions	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$163	$149	$208	$251	.26%	.25%	.37%	.45%
Commercial real estate	84	98	315	128	.51	.60	1.84	.71
Equipment lease financing	9	9	72	37	.15	.14	1.16	.58
Residential real estate
Non government insured	198	201	205	226	1.35	1.34	1.34	1.41
Government insured	121	123	122	105	.83	.82	.80	.66
Home equity	177	141	146	159	.53	.42	.43	.47
Credit card	39	39	41	46	1.03	1.04	1.11	1.17
Other consumer
Non government insured	55	51	60	95	.30	.30	.36	.56
Government insured	161	134	123	165	.89	.79	.73	.97

Total	$1,007	$945	$1,292	$1,212	.65	.63	.86	.81

Accruing Loans Past Due 60 to 89 Days (a)

	Amount				Percent of Total Outstandings
Dollars in millions	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$54	$75	$56	$92	.09%	.13%	.10%	.17%
Commercial real estate	25	71	65	62	.15	.44	.38	.35
Equipment lease financing	4	2	5	2	.06	.03	.08	.03
Residential real estate
Non government insured	81	68	91	107	.55	.45	.59	.67
Government insured	110	119	131	118	.75	.80	.85	.74
Home equity	101	91	96	91	.30	.27	.29	.27
Credit card	26	23	25	32	.69	.61	.67	.82
Other consumer
Non government insured	22	20	25	32	.12	.12	.15	.19
Government insured	121	84	82	69	.67	.49	.49	.41

Total	$544	$553	$576	$605	.35	.37	.39	.40

Accruing Loans Past Due 90 Days or More (a)

	Amount				Percent of Total Outstandings
Dollars in millions	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$34	$42	$49	$59	.05%	.08%	.09%	.11%
Commercial real estate	13	12	6	43	.08	.07	.04	.24
Equipment lease financing	2	1		1	.03	.02		.02
Residential real estate
Non government insured	137	145	174	160	.93	.97	1.13	1.00
Government insured	1,998	1,926	1,903	1,961	13.63	12.85	12.41	12.26
Home equity	206	182	165	174	.62	.55	.49	.51
Credit card	45	45	65	77	1.19	1.20	1.75	1.96
Other consumer
Non government insured	23	21	27	28	.13	.12	.16	.16
Government insured	310	272	256	206	1.71	1.60	1.53	1.22

Total	$2,768	$2,646	$2,645	$2,709	1.79	1.76	1.77	1.80

(a)	Excludes purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. We obtained the majority of these loans through acquisitions of other companies.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange-traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At September 30, 2011, our economic interest in BlackRock was 21%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
In millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
Income (Loss)
Retail Banking	$33	$44	$(18)	$44	$(4)	$59	$100
Corporate & Institutional Banking	419	448	432	543	435	1,299	1,251
Asset Management Group	33	48	43	28	43	124	109
Residential Mortgage Banking	22	55	71	3	97	148	266
Distressed Assets Portfolio	93	84	25	(71)	20	202	14
Other, including BlackRock (b) (c) (d)	234	233	279	273	184	746	464

Income from continuing operations before noncontrolling interests	$834	$912	$832	$820	$775	$2,578	$2,204

Revenue
Retail Banking	$1,283	$1,271	$1,247	$1,278	$1,360	$3,801	$4,108
Corporate & Institutional Banking	1,120	1,180	1,098	1,376	1,083	3,398	3,574
Asset Management Group	217	226	222	224	216	665	660
Residential Mortgage Banking	252	219	258	228	284	729	764
Distressed Assets Portfolio	238	270	245	200	248	753	936
Other, including BlackRock (b) (c) (d)	434	436	561	597	407	1,431	1,231

Revenue from continuing operations	$3,544	$3,602	$3,631	$3,903	$3,598	$10,777	$11,273

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. We have revised certain capital allocations among our business segments, including amounts for prior periods. PNC’s total capital did not change as a result of these adjustments for any periods presented. Amounts are presented on a continuing operations before noncontrolling interests basis and therefore exclude the earnings and revenue attributable to GIS and the related after-tax gain on sale of GIS, which closed July 1, 2010.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our third quarter 2011 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, equity management activities, alternative investments, intercompany eliminations, most corporate overhead, and differences between business segment performance reporting and financial statement reporting (GAAP).
(d)	Amount for the fourth quarter of 2010 includes the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering.

	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
Period-end Employees
Full-time employees
Retail Banking	21,058	21,044	20,932	20,925	21,203
Corporate & Institutional Banking	4,340	3,864	3,761	3,756	3,660
Asset Management Group	3,072	3,053	3,042	3,001	2,975
Residential Mortgage Banking	3,646	3,688	3,682	3,539	3,339
Distressed Assets Portfolio	114	121	127	152	155
Other
Operations & Technology	8,807	8,724	8,644	8,582	8,568
Staff Services and Other	4,639	5,021	4,998	4,862	4,720

Total Other	13,446	13,745	13,642	13,444	13,288

Total full-time employees	45,676	45,515	45,186	44,817	44,620

Retail Banking part-time employees	5,103	5,112	4,981	4,965	4,799
Other part-time employees	913	1,216	959	987	974

Total part-time employees	6,016	6,328	5,940	5,952	5,773

Total	51,692	51,843	51,126	50,769	50,393

The period end employee statistics for the businesses reflect staff directly employed by the respective business, and exclude operations, technology and staff services employees that may perform services for the business.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
INCOME STATEMENT
Net interest income	$820	$810	$818	$826	$861	$2,448	$2,609
Noninterest income
Service charges on deposits	133	125	117	125	157	375	556
Brokerage	48	52	53	52	53	153	161
Consumer services	251	253	228	239	242	732	673
Other	31	31	31	36	47	93	109

Total noninterest income	463	461	429	452	499	1,353	1,499

Total revenue	1,283	1,271	1,247	1,278	1,360	3,801	4,108
Provision for credit losses	206	180	276	157	327	662	946
Noninterest expense	1,025	1,021	1,001	1,048	1,039	3,047	3,008

Pretax earnings (loss)	52	70	(30)	73	(6)	92	154
Income taxes (benefit)	19	26	(12)	29	(2)	33	54

Earnings (loss)	$33	$44	$(18)	$44	$(4)	$59	$100

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$25,756	$25,906	$26,064	$26,189	$26,289	$25,907	$26,538
Indirect auto	3,308	2,756	2,400	2,318	2,170	2,825	2,024
Indirect other	1,432	1,519	1,612	1,695	1,792	1,520	1,936
Education	9,124	8,881	9,101	8,758	8,817	9,036	8,409
Credit cards	3,733	3,680	3,731	3,827	3,901	3,715	3,975
Other	1,874	1,809	1,823	1,840	1,805	1,835	1,792

Total consumer	45,227	44,551	44,731	44,627	44,774	44,838	44,674
Commercial and commercial real estate	10,482	10,636	10,786	10,897	11,086	10,634	11,271
Floor plan	1,304	1,473	1,572	1,482	1,267	1,449	1,287
Residential mortgage	1,150	1,196	1,287	1,389	1,528	1,210	1,669

Total loans	58,163	57,856	58,376	58,395	58,655	58,131	58,901
Goodwill and other intangible assets	5,748	5,750	5,769	5,803	5,837	5,756	5,881
Other assets	2,247	2,151	2,525	2,180	2,511	2,306	3,000

Total assets	$66,158	$65,757	$66,670	$66,378	$67,003	$66,193	$67,782

Deposits
Noninterest-bearing demand	$18,081	$18,443	$18,103	$17,723	$17,144	$18,209	$17,055
Interest-bearing demand	22,381	21,869	20,921	20,140	19,767	21,729	19,654
Money market	41,191	40,776	40,387	40,362	40,148	40,788	40,045

Total transaction deposits	81,653	81,088	79,411	78,225	77,059	80,726	76,754
Savings	8,218	8,140	7,573	7,155	7,029	7,979	6,864
Certificates of deposit	32,664	34,060	35,365	37,949	40,378	34,020	42,749

Total deposits	122,535	123,288	122,349	123,329	124,466	122,725	126,367
Other liabilities	786	765	1,147	1,087	1,444	898	1,583
Capital	8,223	8,246	8,048	8,323	8,582	8,173	8,478

Total liabilities and equity	$131,544	$132,299	$131,544	$132,739	$134,492	$131,796	$136,428

PERFORMANCE RATIOS
Return on average capital	2%	2%	(1)%	2%	—%	1%	2%
Return on average assets	.20	.27	(.11)	.26	(.02)	.12	.20
Noninterest income to total revenue	36	36	34	35	37	36	36
Efficiency	80	80	80	82	76	80	73

(a)	See note (a) on page 13.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$330	$301	$301	$297	$262
Consumer nonperforming assets	454	403	409	422	400

Total nonperforming assets	$784	$704	$710	$719	$662

Impaired loans (b)	$786	$826	$869	$895	$939

Commercial lending net charge-offs	$39	$65	$67	$49	$85	$171	$281
Credit card lending net charge-offs	45	54	68	68	63	167	248
Consumer lending (excluding credit card) net charge-offs	98	104	122	108	99	324	316

Total net charge-offs	$182	$223	$257	$225	$247	$662	$845

Commercial lending annualized net charge-off ratio	1.31%	2.15%	2.20%	1.57%	2.73%	1.89%	2.99%
Credit card lending annualized net charge-off ratio	4.78%	5.89%	7.39%	7.05%	6.41%	6.01%	8.34%
Consumer lending (excluding credit card) annualized net charge-off ratio	.91%	.99%	1.17%	1.02%	.93%	1.02%	1.00%

Total annualized net charge-off ratio	1.24%	1.55%	1.79%	1.53%	1.67%	1.52%	1.92%

Home equity portfolio credit statistics: (c)
% of first lien positions (d)	38%	37%	36%	36%	35%
Weighted average loan-to-value ratios (d)	72%	73%	73%	73%	73%
Weighted average FICO scores (e)	743	743	731	726	725
Annualized net charge-off ratio	1.02%	1.00%	1.31%	.97%	.90%	1.11%	.87%
Loans 30 - 59 days past due	.58%	.48%	.47%	.49%	.49%
Loans 60 - 89 days past due	.32%	.30%	.31%	.30%	.30%
Loans 90 days past due	1.12%	1.02%	.99%	1.02%	.94%

Other statistics:
ATMs	6,754	6,734	6,660	6,673	6,626
Branches (f)	2,469	2,459	2,446	2,470	2,461

Customer-related statistics: (in thousands)
Retail Banking checking relationships	5,722	5,627	5,521	5,465	5,438
Retail online banking active customers	3,479	3,354	3,226	3,057	2,968
Retail online bill payment active customers	1,079	1,045	1,029	977	942

Brokerage statistics:
Financial consultants (g)	703	712	700	694	713
Full service brokerage offices	37	37	34	34	40
Brokerage account assets (billions)	$33	$35	$35	$34	$33

(a)	Presented as of September 30, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and nine months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Home equity lien position, loan to value, FICO and delinquency statistics are based on borrower contractual amounts and include purchased impaired loans.
(d)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited. Additionally, excludes brokered home equity loans.
(e)	Represents the most recent FICO scores we have on file.
(f)	Excludes certain satellite branches that provide limited products and/or services.
(g)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
INCOME STATEMENT
Net interest income	$866	$848	$799	$917	$846	$2,513	$2,670
Noninterest income
Corporate service fees	153	197	187	334	148	537	627
Other	101	135	112	125	89	348	277

Noninterest income	254	332	299	459	237	885	904

Total revenue	1,120	1,180	1,098	1,376	1,083	3,398	3,574
Provision for credit losses (benefit)	11	31	(30)	18	(48)	12	285
Noninterest expense	448	443	445	506	447	1,336	1,315

Pretax earnings	661	706	683	852	684	2,050	1,974
Income taxes	242	258	251	309	249	751	723

Earnings	$419	$448	$432	$543	$435	$1,299	$1,251

AVERAGE BALANCE SHEET
Loans
Commercial	$36,353	$34,673	$33,194	$31,895	$32,196	$34,771	$33,088
Commercial real estate	13,670	13,839	14,347	15,035	15,897	13,949	16,948
Commercial - real estate related	3,741	3,494	3,463	3,254	3,021	3,553	3,016
Asset-based lending	8,472	7,961	7,370	6,893	6,362	7,928	6,124
Equipment lease financing	5,457	5,483	5,540	5,605	5,750	5,499	5,447

Total loans	67,693	65,450	63,914	62,682	63,226	65,700	64,623
Goodwill and other intangible assets	3,391	3,456	3,484	3,449	3,553	3,444	3,669
Loans held for sale	1,186	1,229	1,341	1,644	1,427	1,251	1,415
Other assets	9,629	8,877	8,241	8,890	8,724	8,920	8,128

Total assets	$81,899	$79,012	$76,980	$76,665	$76,930	$79,315	$77,835

Deposits
Noninterest-bearing demand	$32,631	$29,504	$27,843	$27,544	$25,259	$30,010	$23,759
Money market	13,522	12,643	12,131	11,880	12,105	12,770	12,246
Other	5,781	5,149	6,057	6,632	6,833	5,662	7,097

Total deposits	51,934	47,296	46,031	46,056	44,197	48,442	43,102
Other liabilities	14,094	12,871	12,205	13,155	12,936	13,064	11,541
Capital	7,992	7,928	7,858	8,073	8,487	7,927	8,762

Total liabilities and equity	$74,020	$68,095	$66,094	$67,284	$65,620	$69,433	$63,405

PERFORMANCE RATIOS
Return on average capital	21%	23%	22%	27%	20%	22%	19%
Return on average assets	2.03	2.27	2.28	2.81	2.24	2.19	2.15
Noninterest income to total revenue	23	28	27	33	22	26	25
Efficiency	40	38	41	37	41	39	37

COMMERCIAL MORTGAGE SERVICING
PORTFOLIO (in billions)
Beginning of period	$268	$266	$266	$263	$265	$266	$287
Acquisitions/additions	8	13	10	12	8	31	23
Repayments/transfers	(9)	(11)	(10)	(9)	(10)	(30)	(47)

End of period	$267	$268	$266	$266	$263	$267	$263

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$298	$292	$301	$305	$320	$891	$915
Capital Markets	$158	$165	$139	$205	$116	$462	$401
Commercial mortgage loans held for sale (c)	$23	$23	$29	$9	$24	$75	$58
Commercial mortgage loan servicing income, net of amortization (d)	32	29	47	48	41	108	244
Commercial mortgage servicing rights (impairment)/recovery (e)	(82)	(40)	(35)	59	(81)	(157)	(40)

Total commercial mortgage banking activities	$(27)	$12	$41	$116	$(16)	$26	$262
Total loans (f)	$70,307	$66,142	$64,368	$63,695	$62,477
Net carrying amount of commercial mortgage servicing rights (f)	$482	$592	$645	$665	$616
Credit-related statistics:
Nonperforming assets (f)	$2,033	$2,260	$2,574	$2,594	$3,064
Impaired loans (f) (g)	$472	$603	$659	$714	$890
Net charge-offs	$94	$85	$153	$349	$211	$332	$725

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization. Commercial mortgage servicing rights (impairment)/recovery is shown separately.
(e)	See note (a) on page 1.
(f)	Presented as of period end.
(g)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
INCOME STATEMENT
Net interest income	$58	$59	$60	$65	$66	$177	$191
Noninterest income	159	167	162	159	150	488	469

Total revenue	217	226	222	224	216	665	660
Provision for credit losses (benefit)	(10)	(18)	(6)	9	(12)	(34)	11
Noninterest expense	175	168	160	171	160	503	476

Pretax earnings	52	76	68	44	68	196	173
Income taxes	19	28	25	16	25	72	64

Earnings	$33	$48	$43	$28	$43	$124	$109

AVERAGE BALANCE SHEET
Loans
Consumer	$4,134	$4,068	$4,054	$4,083	$4,020	$4,086	$4,005
Commercial and commercial real estate	1,223	1,289	1,503	1,426	1,447	1,337	1,437
Residential mortgage	705	711	715	723	802	710	893

Total loans	6,062	6,068	6,272	6,232	6,269	6,133	6,335
Goodwill and other intangible assets	356	365	374	384	394	365	404
Other assets	246	220	271	271	236	246	238

Total assets	$6,664	$6,653	$6,917	$6,887	$6,899	$6,744	$6,977

Deposits
Noninterest-bearing demand	$1,307	$1,061	$1,161	$1,432	$1,364	$1,177	$1,288
Interest-bearing demand	2,315	2,309	2,291	2,033	1,869	2,305	1,768
Money market	3,591	3,548	3,591	3,393	3,258	3,577	3,245

Total transaction deposits	7,213	6,918	7,043	6,858	6,491	7,059	6,301
CDs/IRAs/savings deposits	620	645	676	694	714	646	767

Total deposits	7,833	7,563	7,719	7,552	7,205	7,705	7,068
Other liabilities	76	71	69	74	81	73	94
Capital	345	353	344	380	413	347	410

Total liabilities and equity	$8,254	$7,987	$8,132	$8,006	$7,699	$8,125	$7,572

PERFORMANCE RATIOS
Return on average capital	38%	55%	51%	29%	41%	48%	36%
Return on average assets	1.96	2.89	2.52	1.61	2.47	2.46	2.09
Noninterest income to total revenue	73	74	73	71	69	73	71
Efficiency	81	74	72	76	74	76	72

OTHER INFORMATION
Total nonperforming assets (b)	$69	$69	$74	$90	$102
Impaired loans (b) (c)	$134	$135	$143	$146	$155
Net charge-offs (recoveries)	$5	$—	$(11)	$21	$1	$(6)	$21

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$95	$102	$102	$99	$95
Institutional	107	117	117	113	111

Total	$202	$219	$219	$212	$206

Asset Type
Equity	$104	$121	$120	$115	$107
Fixed income	66	65	64	63	66
Liquidity/Other	32	33	35	34	33

Total	$202	$219	$219	$212	$206

Discretionary assets under management
Personal	$65	$70	$71	$69	$67
Institutional	38	39	39	39	38

Total	$103	$109	$110	$108	$105

Asset Type
Equity	$49	$56	$57	$55	$51
Fixed income	38	37	36	36	38
Liquidity/Other	16	16	17	17	16

Total	$103	$109	$110	$108	$105

Nondiscretionary assets under administration
Personal	$30	$32	$31	$30	$28
Institutional	69	78	78	74	73

Total	$99	$110	$109	$104	$101

Asset Type
Equity	$55	$65	$63	$60	$56
Fixed income	28	28	28	27	28
Liquidity/Other	16	17	18	17	17

Total	$99	$110	$109	$104	$101

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions, except as noted	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
INCOME STATEMENT
Net interest income	$46	$47	$56	$60	$52	$149	$196
Noninterest income
Loan servicing revenue
Servicing fees	60	63	50	46	61	173	196
Net MSR hedging gains	69	52	64	47	86	185	198
Loan sales revenue	72	52	84	66	77	208	165
Other	5	5	4	9	8	14	9

Total noninterest income	206	172	202	168	232	580	568

Total revenue	252	219	258	228	284	729	764
Provision for credit losses (benefit)	15	(8)	8	8	21	15	(3)
Noninterest expense	203	140	137	215	119	480	348

Pretax earnings	34	87	113	5	144	234	419
Income taxes	12	32	42	2	47	86	153

Earnings	$22	$55	$71	$3	$97	$148	$266

AVERAGE BALANCE SHEET
Portfolio loans	$2,777	$2,703	$2,734	$2,667	$2,572	$2,738	$2,643
Loans held for sale	1,301	1,464	1,802	1,731	1,427	1,520	1,184
Mortgage servicing rights (MSR)	851	1,027	1,048	863	863	974	1,069
Other assets	5,948	5,628	6,035	5,008	4,302	5,871	4,007

Total assets	$10,877	$10,822	$11,619	$10,269	$9,164	$11,103	$8,903

Deposits	$1,785	$1,569	$1,587	$2,089	$2,108	$1,648	$2,927
Borrowings and other liabilities	3,788	3,253	4,144	3,444	2,740	3,726	2,614
Capital	694	667	729	745	767	697	978

Total liabilities and equity	$6,267	$5,489	$6,460	$6,278	$5,615	$6,071	$6,519

PERFORMANCE RATIOS
Return on average capital	13%	33%	39%	2%	50%	28%	36%
Return on average assets	.80	2.04	2.48	.12	4.20	1.78	3.99
Noninterest income to total revenue	82	79	78	74	82	80	74
Efficiency	81	64	53	94	42	66	46

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$125	$127	$125	$131	$137	$125	$145
Acquisitions			5			5
Additions	2	4	3	3	3	9	7
Repayments/transfers	(6)	(6)	(6)	(9)	(9)	(18)	(21)

End of period	$121	$125	$127	$125	$131	$121	$131

Servicing portfolio statistics: (b)
Fixed rate	90%	90%	90%	89%	89%
Adjustable rate/balloon	10%	10%	10%	11%	11%
Weighted average interest rate	5.44%	5.49%	5.53%	5.62%	5.69%
MSR capitalized value (in billions)	$.7	$1.0	$1.1	$1.0	$.8
MSR capitalization value (in basis points)	56	80	88	82	60
Weighted average servicing fee (in basis points)	29	29	30	30	30

OTHER INFORMATION
Loan origination volume (in billions)	$2.6	$2.6	$3.2	$3.5	$2.7	$8.4	$7.0
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	99%	99%	100%	99%
Refinance volume	69%	68%	85%	83%	76%	75%	69%
Total nonperforming assets (b)	$77	$65	$78	$172	$164
Impaired loans (b) (c)	$132	$141	$158	$161	$173

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended					Nine months ended
Dollars in millions	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010	September 30 2011	September 30 2010
INCOME STATEMENT
Net interest income	$228	$257	$236	$256	$283	$721	$973
Noninterest income	10	13	9	(56)	(35)	32	(37)

Total revenue	238	270	245	200	248	753	936
Provision for credit losses	45	81	152	231	176	278	745
Noninterest expense	47	56	53	81	46	156	169

Pretax earnings (loss)	146	133	40	(112)	26	319	22
Income taxes (benefit)	53	49	15	(41)	6	117	8

Earnings (loss)	$93	$84	$25	$(71)	$20	$202	$14

AVERAGE BALANCE SHEET
Commercial lending:
Commercial/Commercial real estate	$1,143	$1,363	$1,582	$1,840	$2,088	$1,360	$2,374
Lease financing	691	697	757	759	753	715	788

Total commercial lending	1,834	2,060	2,339	2,599	2,841	2,075	3,162

Consumer lending:
Consumer	5,167	5,301	5,559	5,903	6,144	5,341	6,354
Residential real estate	6,116	6,265	6,332	6,845	7,205	6,237	7,835

Total consumer lending	11,283	11,566	11,891	12,748	13,349	11,578	14,189

Total portfolio loans	13,117	13,626	14,230	15,347	16,190	13,653	17,351
Other assets (b)	(402)	(256)	(109)	15	555	(261)	895

Total assets	$12,715	$13,370	$14,121	$15,362	$16,745	$13,392	$18,246

Deposits and other liabilities	$76	$137	$159	$128	$104	$119	$167
Capital	1,273	1,422	1,371	1,476	1,605	1,355	1,669

Total liabilities and equity	$1,349	$1,559	$1,530	$1,604	$1,709	$1,474	$1,836

PERFORMANCE RATIOS
Return on average capital	29%	24%	7%	(19)%	5%	20%	1%
Return on average assets	2.90	2.52	.72	(1.83)	.47	2.02	.10

OTHER INFORMATION
Nonperforming assets (c)	$1,064	$1,087	$1,208	$1,242	$1,218
Impaired loans (c) (d)	$5,390	$5,543	$5,685	$5,879	$6,001
Net charge-offs	$74	$96	$123	$183	$107	$293	$494
Annualized net charge-off ratio	2.24%	2.83%	3.51%	4.73%	2.62%	2.87%	3.81%

LOANS (c)
Commercial lending:
Commercial/Commercial real estate	$1,077	$1,222	$1,474	$1,684	$1,911
Lease financing	701	701	695	764	757

Total commercial lending	1,778	1,923	2,169	2,448	2,668

Consumer lending:
Consumer	5,066	5,240	5,381	5,769	6,011
Residential real estate	6,065	6,250	6,325	6,564	7,014

Total consumer lending	11,131	11,490	11,706	12,333	13,025

Total portfolio loans	$12,909	$13,413	$13,875	$14,781	$15,693

(a)	See note (a) on page 13.
(b)	Other assets were negative in each 2011 quarter due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%. Our real estate market values are updated on an annual basis but may be updated more frequently for select loans.

Loss Given Default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings. The LGD rating is updated with the same frequency as the borrower’s PD rating, and should be done more frequently than the PD if the collateral values and amounts change often.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include non-accrual loans, certain non-accrual troubled debt restructured loans, OREO, foreclosed and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer (including loans and lines of credit secured by residential real estate), and residential real estate (including mortgages and construction) customers as well as certain non-accrual troubled debt restructured loans. Nonperforming loans do not include loans held for sale or OREO and foreclosed assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

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Other real estate owned (OREO) - Foreclosed assets taken in settlement of troubled loans through surrender or foreclosure. Foreclosed assets include all assets received in full or partial satisfaction of a loan and include real and personal property, equity interests in corporations, partnerships, joint ventures, and beneficial interests in trusts. Premises that are no longer used in operations may also be included in real estate owned.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Probability of Default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Provision-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

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Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.